   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 1998.
                                            REGISTRATION STATEMENT NO. 333-66973
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                               Amendment No. 1 to
                                    FORM F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                 AERCO LIMITED
             (Exact name of Registrant as specified in its charter)

                            JERSEY, CHANNEL ISLANDS
                         (Jurisdiction of organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                      N/A
                    (I.R.S. Employer Identification Number)

                                 AERCO LIMITED
                              22 GRENVILLE STREET
                                   ST. HELIER
                                JERSEY, JE4 8PX
                                CHANNEL ISLANDS
                          ATTENTION: COMPANY SECRETARY
                              (01144 1534) 609 000
   (Address and telephone number of Registrant's principal executive offices)

                      ------------------------------------

                          CORPORATION SERVICE COMPANY
                               375 HUDSON STREET
                            NEW YORK, NY 10014-3666
                                 (212) 463-2700
           (Name, address and telephone number of agent for service)

                                    Copy to:

                              THOMAS J. REID, ESQ.
                             DAVIS POLK & WARDWELL
                              1 FREDERICK'S PLACE
                                LONDON EC2R 8AB
                                    ENGLAND

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM            MAXIMUM
          TITLE OF EACH CLASS                AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
    OF SECURITIES TO BE REGISTERED            REGISTERED         PER NOTE(1)     OFFERING PRICE(1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Notes due July 15, 2023................      $800,000,000           100%            $800,000,000         $222,400
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

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except as hereinafter set forth, there is no provision of AerCo Limited's Memorandum and Articles of Association, or of any contract, arrangement or statute under which any director, trustee or officer of AerCo Limited is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     AerCo Limited's Articles of Association provide that AerCo Limited shall indemnify every present and former director of AerCo Limited against any loss or liability incurred by reason of being or having been a director of AerCo Limited to the fullest extent permitted by Jersey law. Article 77 of the Companies (Jersey) Law 1991 ("Article 77") permits a Jersey company to indemnify each director of that company against, among others, any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favor or he is acquitted, or (ii) which are discontinued otherwise than for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director was substantially successful on the merits in this resistance to the proceedings.

     AerCo Limited may purchase and maintain, in the name of and at the expense of AerCo Limited, insurance for the benefit of any person who is or was a director or officer of AerCo Limited or is or was serving at the request of AerCo Limited as a director or officer in another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not AerCo Limited would have the power to indemnify him or her against such liability under Article 77.

ITEM 21.  EXHIBITS

(a) Exhibits

     The following is a list of exhibits to this Registration Statement:

     3.1  Memorandum and Articles of Association of AerCo**
     4.1 Indenture dated as of July 15, 1998 by and among AerCo and Bankers Trust Company, as Trustee with respect to the Notes**
     4.2  Form of Global Note (included in Exhibit 4.1)**
     4.3 Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International
          Limited**
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby*
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)*
     8.2  Opinion of KPMG as to certain Irish tax matters*
     8.3 Opinion of McCann FitzGerald as to certain Irish tax matters*
     8.4 Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters*
     9.1  AerCo Charitable Trust Instrument**
     9.2  Shareholders Undertaking between Mourant & Co. Trustees
          Limited as trustee of AerCo Holding Trusts the Nominees, GPA
          Group, AerCo and the Trustee**
    10.1 Administrative Agency Agreement dated as of July 15, 1998 among AerCo, GPA Administrative Services Limited, as
          Administrative Agent, Bankers Trust Company, as Security
          Trustee and each subsidiary of AerCo**

    10.2  Cash Management Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Security Trustee, GPA Cash
          Manager II Limited, as Cash Manager and each subsidiary of AerCo**
    10.3  Security Trust Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Security Trustee and as
          Trustee, GPA Cash Manager II Limited, as Cash Manager, GPA
          Administrative Services Limited, as Administrative Agent and each subsidiary of AerCo**
    10.4  Reference Agency Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Reference Agent and as
          Trustee and GPA Administrative Services Limited, as
          Administrative Agent**
    10.5  Servicing Agreement dated as of July 15, 1998 among AerCo,
          Babcock & Brown Limited as Administrative Agent and each subsidiary of AerCo**
    10.6  Share Purchase Agreement dated July 15, 1998 between AerCo,
          GPA and Skyscape Limited**
    10.7 Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary**
    21.1  Subsidiaries of AerCo**
    23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)**
    23.2  Consent of Aircraft Information Services, Inc.**
    23.3  Consent of BK Associates, Inc.**
    23.4  Consent of Airclaims Limited**
    23.5  Consent of Arthur Andersen, Chartered Accountants**
    23.6  Consent of KPMG (included in Exhibit 8.5)*
    23.7  Consent of McCann FitzGerald (included in Exhibit 8.3)*
    23.8  Consent of Mourant du Feu & Jeune (included in Exhibit 8.4)*
    24.1  Directors' Power of Attorney (included in signature pages)**
    25.1  Statement of Eligibility of Bankers Trust Company, as
          Trustee, under the Indenture to be qualified under the Trust
          Indenture Act of 1939
    99.1  Form of Letter of Transmittal**
    99.2  Form of Notice of Guaranteed Delivery**
    99.3  Form of Letters to DTC Participants**
    99.4  Form of Letter to Clients and Form of Instruction to
          Book-Entry Transfer Participant**
    99.5 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft**
    99.6  Appraisal of BK Associates, Inc. relating to the Aircraft**
    99.7  Appraisal of Airclaims Limited relating to the Aircraft**

*   To be filed by amendment.

**  Previously filed.

(b) Financial Statement Schedules

     Independent Auditors' Report on Schedule

     Schedule II -- Valuation and Qualifying Accounts

ITEM 22.  UNDERTAKINGS.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, AerCo Limited, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 16, 1998.

                                          AERCO LIMITED

                                          By: /s/ FREDERICK W. BRADLEY, JR.
                                            ------------------------------------
                                            Independent Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick W. Bradley, Jr., Kenneth N. Peters, G. Adrian Robinson, Edward Hansom and Rose Hynes his/her true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his/her said attorneys-in-fact and agents or any of them or his/her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

                      SIGNATURE                          TITLE                                DATE
                      ---------                          -----                                ----

            /s/ FREDERICK W. BRADLEY, JR.                Independent Director           November 16, 1998
-----------------------------------------------------    (principal executive
              Frederick W. Bradley, Jr.                  officer)

                /s/ KENNETH N. PETERS                    Independent Director           November 16, 1998
-----------------------------------------------------    (principal accounting
                  Kenneth N. Peters                      officer)

               /s/ G. ADRIAN ROBINSON                    Independent Director           November 16, 1998
-----------------------------------------------------    (principal financial
                 G. Adrian Robinson                      officer)

                  /s/ EDWARD HANSOM                      Director                       November 16, 1998
-----------------------------------------------------
                    Edward Hansom

                   /s/ ROSE HYNES                        Director                       November 16, 1998
-----------------------------------------------------
                     Rose Hynes

Authorized Representative in the United States

            /s/ FREDERICK W. BRADLEY, JR.
-----------------------------------------------------
           Name: Frederick W. Bradley, Jr.